EXHIBIT 25


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            -----------------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE
                            -----------------------

         Check if an application to determine eligibility of A trustee pursuant to Section 305(b)(2) [X]

                      LASALLE BANK NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

                                  36-0884183
                               (I.R.S. Employer
                              Identification No.)

               135 South LaSalle Street, Chicago, Illinois 60603
              (Address of principal executive offices) (Zip Code)

                            -----------------------

                             Willie J. Miller, Jr.
                          Group Senior Vice President
                       Chief Legal Officer and Secretary
                           Telephone: (312) 904-2018
                      135 South LaSalle Street, Suite 925
                            Chicago, Illinois 60603
           (Name, address and telephone number of agent for service)

                            -----------------------
                              CHEMED CORPORATION
                          (FORMERLY ROTO-ROOTER, INC.)
              (Exact name of obligor as specified in its charter)

             Delaware                                     31-0791746
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)


        2600 Chemed Center
      255 East Fifth Street
         Cincinnati, Ohio                                 45202-4726
(Address of principal executive offices)                  (Zip Code)

                            -----------------------
                         8 3/4% Senior Notes due 2011
                      (Title of the indenture securities)


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ITEM 1.  GENERAL INFORMATION*

Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          1.   Comptroller of the Currency, Washington D.C.

          2.   Federal Deposit Insurance Corporation, Washington, D.C.

          3. The Board of Governors of the Federal Reserve Systems, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

                Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.


                                Not Applicable













*Pursuant to General Instruction B, the trustee has responded only to items 1, 2 and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.

ITEM 16. LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

          1. A copy of the Articles of Association of LaSalle Bank National Association now in effect. (incorporated herein by reference to Exhibit 1 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          2. A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          3. A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          4. A copy of the existing By-Laws of LaSalle Bank National Association (incorporated herein by reference to Exhibit 4 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          5.   Not applicable.

          6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 6 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not applicable.

          9.   Not applicable.



                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 19th day of May, 2004.

                                             LASALLE BANK NATIONAL ASSOCIATION


                                                      By:  /s/ John W. Porter
                                                           --------------------
                                                           John W. Porter
                                                           Vice President

EXHIBIT 7 TO FORM T-1

LaSalle Bank N.A.                 Call Date: 3/31/2004           ST-BK: 17-1520
135 South LaSalle Street
Chicago, IL  60603                                                  CERT: 15407

Transit Number:  71000505

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND
STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2004

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


SCHEDULE RC - BALANCE SHEET

                                                                                          Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin (1)                                         1,634,318
    b. Interest-bearing balances (2)                                                                     10,784
2.  Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)                                       127,803
    b. Available-for-sale securities (from Schedule RC-B, column D)                                  23,757,044
3.  Federal funds sold and securities purchased under agreements to resell
    a. Federal funds sold in domestic offices                                                         1,274,530
    b. Securitites purchased under agreements to resell (3)                                             118,823
4.  Loans and lease financing receivables (from schedule RC-C)
    a. Loans and leases held for sale                                                                   518,931
    b. Loans and leases, net of unearned income                                34,169,827
    c. LESS: Allowance for loan and lease losses                                  681,686
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c)                                           33,488,141
5.  Trading assets (from Schedule RC-D)                                                                 610,978
6.  Premises and fixed assets (including capitalized leases)                                            260,528
7.  Other real estate owned (from Schedule RC-M)                                                         20,464
8.  Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M)                                                                                      0
9.  Customers' liability to this bank on acceptances outstanding                                         15,566
10. Intangible assets (from Schedule RC-M)
    a. Goodwill                                                                                         181,613
    b. Other Intangible assets                                                                            3,553
11. Other assets (from Schedule RC-F)                                                                 3,074,642
12. Total assets (sum of items 1 through 11)                                                         65,097,718

-------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securites resale agreements in domestic and foreign offies, regardless of maturity.

SCHEDULE RC - CONTINUED
                                                                                               Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of
       columns A and C from Schedule RC-E, part I)                                                   28,107,482
       (1) Noninterest-bearing (1)                                              7,674,198
       (2) Interest-bearing                                                    20,433,284
    b. In foreign offices, Edge and Agreement
       subsidiaries, and IBFs (from Schedule RC-E, part II)                                           8,614,464
       (1) Noninterest-bearing                                                          0
       (2) Interest-bearing                                                     8,614,464
14. Federal funds purchased and securities sold under
    agreements to repurchase:
    a. Federal funds purchased in domestic offices (2)                                                2,773,411
    b. Securities sold under agreements to repurchase (3)                                             2,249,364
15. Trading liabilities (from Schedule RC-D)                                                            263,024
16. Other borrowed money (includes mortgage indebtedness and obligations under                       10,601,714
    capitalized leases): From schedule RC-M
17. Not applicable.
18. Bank's liability on acceptances executed and outstanding                                             15,566
19. Subordinated notes and debentures (4)                                                               540,000
20. Other liabilities (from Schedule RC-G)                                                            6,988,713
21. Total liabilities (sum of items 13 through 20)                                                   60,153,738
22. Minority Interest in consolidated subsidiaries                                                       69,310

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus                                                       635,410
24. Common stock                                                                                         41,234
25. Surplus (exclude all surplus related to preferred stock)                                          2,000,163
26. a.Retained Earnings                                                                               2,068,864
    b. Accumulated Other Comprehensive income.(5)                                                       128,999
27. Other Equity capital components (6)                                                                       0
28. Total equity capital (sum of items 23 through 27)                                                 4,874,670
29. Total liabilities, minority interest, and equity capital (sum of items 21,                       65,097,718
    22, and 28)

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

1.  Indicate in the box at the right the number of the statement below that best describes
    the most comprehensive level of auditing work performed for the bank by independent          Number
    external auditors as of any date during 2001                                                   2


1 =    Independent audit of the bank conducted in accordance         4 = Directors' examination of the bank conducted in accordance
       with generally accepted auditing standards by a certified         with generally accepted auditing standards by a certified
       public accounting firm which submits a report on the bank         accounting firm. (may be required by state chartering
2 =    Independent audit of the bank's parent holding company            authority.
       conducted in accordance with generally accepted auditing
       standards by a certified public accounting firm which         5 = Directors' examination of the bank performed by other
       submits a report on the consolidated holding company (but         external auditors (may be required by state chartering
       not on the bank separately)                                       authority)
3 =    Attestation on bank managements assertion on the              6 = Review of the bank's financial statements by external
       effectiveness of the banks internal control over financial        auditors
       reporting by a certified public accounting firm.              7 = Compilation of the bank's financial statements by
                                                                         external auditors
                                                                     8 = Other audit procedures (excluding tax preparation work)
                                                                     9 = No external audit work


-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 "other borrowed money."
(3) Includes all securities repurchased agreements in domestic and foreign offices, regardless of maturity.
(4)  Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains(losses) on available for sale securities, accumulated net gains (losses) on cash flow hedges,
(6) Includes treasury stock and unearned Employee Stock Ownership plan shares. cumulative foreign currency translation adjustments, and minimum pension liability adjustments.